Exhibit 10.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

VIVAKOR, INC.

2021 Equity Incentive Plan

INCENTIVE STOCK OPTION AGREEMENT

Vivakor, Inc. (the “Company”), hereby grants an Option to purchase shares of its common stock (“Shares”) to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company’s 2021 Equity Incentive Plan (the “Plan”).

Date of Grant:	June 9, 2022*

Name of Optionee:	Tyler Nelson

Optionee’s Social Security Number:

Number of Shares Covered by Option:	917,825

Exercise Price per Share:	$1.80
[must be at least 100% fair market value on Date of Grant]

Vesting Start Date:	June 9, 2022

____	Check here if Optionee is a 10% owner (so that exercise price must be 110% of fair market value).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.

Date:	June 13, 2024

Optionee:	/s/ Tyler Nelson
(Signature)

Company:	/s/ James Ballengee
(Signature)

Title:	Chief Executive Officer

*	The stock options granted hereunder were issued under the Employment Agreement with Tyler Nelson dated June 9, 2022 and the issuance of the stock options was approved by the Company’s Board of Directors on the Date of Grant listed.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

VIVAKOR, INC.

2021 Equity Incentive Plan

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option	This Option is intended to be an incentive stock option under section 422 of the Internal Revenue Code and will be interpreted accordingly. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Optionee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-Qualified Option and not as an ISO. The Optionee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If Optionee sells or otherwise disposes of Shares acquired upon exercise of this Option within one year from the date such Shares were acquired or within two years from the Date of Grant, such shares will not be treated as ISO shares by the Internal Revenue Service and Optionee agrees to deliver a written report to the Company within ten (10) days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

Vesting

Your Option shall vest as follows: (i) 360,145 shares immediately, (ii) 219,312 shares three (3) months after the Date of Grant, (iii) 48,338 shares for each of the following six (6) quarters, and (iv) 48,340 shares on the eight (8) quarter after the Date of Grant so long as you are in continuous Service Relationship with the Company. Your Option shall also fully vest upon your termination of employment for “good reason” as defined in your employment agreement. No additional Shares will vest after your Service has terminated for any reason.

You should note that you may not exercise the Option prior to vesting.

Term	Your Option will expire in any event at the close of business at Company headquarters on the day before the ten years (10th) anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

No Obligation to Employ	The Company is not by the Plan or this Option obligated to continue the Optionee as an employee of the Company or an Affiliate. The Optionee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Optionee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Termination	If your Service terminates for any reason, your Option will expire at the close of business at Company headquarters on the third anniversary of your termination date. During that three-year period, you may exercise that portion of your Option that was vested on your termination date. However, your Option will only be eligible for ISO tax treatment if it is exercised within three (3) months following your termination date.

Leaves of Absence	For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your Service will be treated as terminating thirty (30) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active work. The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company also determines the extent to which you may exercise the vested portion of your Option during a leave of absence.

Notice of Exercise	When you wish to exercise this Option, you must execute Exhibit A. Your exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit Exhibit A, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

	●	Your personal check, a cashier’s check or a money order.

	●	Pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds.

	●	By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Optionee free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Common Stock is publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (E) such shares have been held by the Optionee for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery.

	●	Any other form of legal consideration approved by the Committee and permissible under applicable law.

Withholding Taxes	You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

Restrictions on Resale	By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

Furthermore, in respect of any underwritten public offering by the Company, you agree that you will not sell or otherwise transfer or dispose of any Shares covered by this Option during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed the greater of (a) one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering and (b) such other period of time as agreed to by holders of a majority of the then outstanding Shares. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

If the sale of Shares under the Plan is not registered under the Securities Act of 1933, as amended (the “Securities Act”), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Transfer of Option	Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way.

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	Neither you, nor your estate or heirs, have any rights as a shareholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company’s Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Nevada (without regard to their choice of law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan. You also acknowledge that you have read Section 3, “Purchaser’s Investment Representations” of Exhibit A and that you can and hereby do make the same representations with respect to the grant of this Option.

EXHIBIT A

VIVAKOR, INC.

Notice of Exercise and Common Stock Purchase Agreement

THIS AGREEMENT is dated as of ___________, ____, between Vivakor, Inc., a Delaware corporation (the “Company”), and _________________ (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and Purchaser are parties to that certain ___ Incentive ___ Nonstatutory Stock Option Agreement dated as of ___________, ____ (the “Option Agreement”) pursuant to which the Purchaser has the right to purchase up to ___________________ shares of the Company’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Vivakor, Inc. 2021 Equity Incentive Plan (the “Plan”). Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1: PURCHASE OF SHARES.

(a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser ________________ shares of the Company’s common stock (the “Stock”) for the Exercise Price per share specified in the Option Agreement payable by personal check, cashier’s check or money order, if permitted by the Option Agreement, as follows: _______________________________. Payment shall be delivered at the Closing, as such term is hereinafter defined.

(b) The closing hereunder (the “Closing”) shall occur at the offices of the Company on __________, ____, or such other time and place as may be designated by the Company (the “Closing Date”).

SECTION 2: LEGEND OF SHARES.

All certificates representing the Stock purchased under this Agreement shall, where applicable, have endorsed thereon the legends set forth in the Option Agreement and any other legends required by applicable securities laws.

SECTION 3: PURCHASER’S INVESTMENT REPRESENTATIONS.

(a) This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

(b) Purchaser understands that the Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

(c) Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock, unless and until Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken.

(d) With respect to a transaction occurring prior to such date as the Plan and Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by the exemption in Delaware Corporate Law or a similar broad based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(e) Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act of 1933) under the Securities Act of 1933 is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act of 1933 may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 4: ASSISTANCE TO PURCHASER UNDER RULE 144.

The Company covenants and agrees that (a) at all times after it first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act of 1933, and that if prior to becoming subject to such reporting requirements an over-the-counter market develops for the Stock, it will make publicly available the information required by Rule 144(c)(2); (b) it will furnish Purchaser, upon request, with all information required for the preparation and filing of Form 144; and (c) it will on a timely basis use its best efforts to file all reports required to be filed and make all disclosures, including disclosures of materially adverse information, required to permit Purchaser to make the required representations in Form 144.

SECTION 5: NO DUTY TO TRANSFER IN VIOLATION HEREUNDER.

The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 6: RIGHTS OF PURCHASER.

Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

SECTION 7: OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 8: NOTICE.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 9: SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns.

SECTION 10: APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state.

SECTION 11: NO STATE QUALIFICATION.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATES OF NEVADA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 12: NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 13: ENTIRE AGREEMENT.

This Agreement and the Option Agreement constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Vivakor, Inc.,	Purchaser

By:
Its:

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